Exhibit 10.3

Execution Version

WARRANT AGREEMENT

This WARRANT AGREEMENT (this “Agreement”) is made as of June 26, 2019, by and between MoneyGram International, Inc., a Delaware corporation (the “Company”), and Equiniti Trust Company, a limited trust company organized under the laws of the State of New York, as warrant agent (the “Warrant Agent”). Capitalized terms used herein but not otherwise defined shall have the meanings given them in Section 24 hereof.

RECITALS

WHEREAS, the Company is issuing Warrants (the “Warrants”) to purchase shares of Common Stock, par value $0.01 per share, of the Company (“Common Stock”) in connection with the Company’s senior secured second lien term loan facility;

WHEREAS, simultaneously with the execution of this Agreement, the Company and the Holders (as defined below) of the Warrants as of the date hereof are entering into that certain Registration Rights Agreement, pursuant to which the Company has agreed, under certain circumstances, to register for resale the Warrants and the shares of Common Stock issuable upon exercise of the Warrants;

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, exercise and cancellation of the Warrants; and

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent and the Holders.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

Section 1.    Appointment of the Warrant Agent. The Company hereby appoints the Warrant Agent to act as an agent for the Company for the Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth herein.

Section 2.    Warrants.

(a)    Form of Warrant.

(i)    Unless requested by the Holders to be in book-entry form, each Warrant shall be issued in certificated form in substantially the form attached as Exhibit A hereto, the provisions of which are incorporated herein, and shall be dated the date on which countersigned by the Warrant Agent, shall have such insertions as are appropriate or required or permitted by this Agreement and may have such letters, numbers or other marks of identification and such legends and endorsements as the officers of the Company executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation pursuant thereto or with any rule or regulation of any securities exchange on which the Warrants may be listed, or to conform to usage.

(ii)    Each certificate representing a Warrant or warrant recorded by book-entry notation (each, a “Warrant Certificate”) shall bear the legend in substantially the form set forth on Exhibit A.

(iii)    Subject to the terms hereof, including without limitation, if applicable, the restrictions on exercise under securities law, this Agreement and the Company’s Certificate of Incorporation and bylaws, each as may be amended from time to time, each Warrant shall be exercisable for the number of shares of Common Stock set forth thereon as the same may be adjusted from time to time as set forth herein.

(b)    Execution and Delivery of Warrant Certificates.

(i)    At any time and from time to time on or after the date of this Agreement, Warrant Certificates evidencing the Warrants shall be executed by the Company and delivered to the Warrant Agent for countersignature, and the Warrant Agent shall, as directed by the Company in writing, countersign and deliver such Warrant Certificates to the respective Persons entitled thereto, as specified by the Company. The Warrant Agent is further hereby authorized to countersign and deliver Warrant Certificates as required by this Section 2(b), Section 2(c), Section 3(b)(iii), Section 4(a), Section 11 and Section 12.

(ii)    The Warrant Certificates shall be executed in the corporate name and on behalf of the Company by any of the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the Chief Global Operations Officer, the General Counsel or the Corporate Treasurer of the Company, either manually or by facsimile signature. The Warrant Certificates shall be countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned.

(c)    Register; Registered Holder.

(i)    Warrant Register. The Warrant Agent shall maintain books (the “Warrant Register”) for the registration of original issuance and the registration of transfer of the Warrants in accordance with the restrictions on transfer set forth herein. Upon the initial issuance of any Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective Holders thereof in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Company. The Company shall use commercially reasonable efforts to obtain and maintain eligibility of the Warrants to be deposited with, and book-entry transfer through the facilities of, the Depository Trust Company (“DTC”). In the event the Warrants become DTC eligible following the initial issuance date, then, upon the request of a Holder, the Warrant Agent shall update the Warrant Register to reflect that such Warrants are registered in the name of Cede & Co., as nominee of DTC. In such event, ownership of beneficial interests in the Warrants shall be shown on, and the transfer of such ownership shall be effected through, records maintained (i) by DTC or its nominee for each

Warrant; (ii) by institutions that have accounts with the DTC (such institution, with respect to a Warrant in its account, a “Participant”); or (iii) directly on the book-entry records of the Warrant Agent with respect only to owners of beneficial interests that request such direct registration. At the request of any indirect holder of Warrants that holds its shares through DTC, submitted to the Warrant Agent via DTC, the Warrant Agent shall update the Warrant Register to register such Warrants in the name of such Holder.

(ii)    Registered Holder. The term “Holder” shall mean any Person in whose name ownership in the Warrants shall be registered upon the Warrant Register or any person that indirectly holds Warrants through DTC. Prior to due presentment for registration or transfer of any Warrant, the Company and the Warrant Agent may deem and treat the Holder as the absolute owner of such Warrant and of each Warrant (notwithstanding any notation of ownership or other writing on a Warrant Certificate made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

Section 3.    Exercise of Warrant.

(a)    Subject to the provisions of the Warrant and this Agreement, including without limitation this Section 3 and Section 11, and securities law, each Warrant, when countersigned by the Warrant Agent, may be exercised, in whole or in part, on one or more occasions, on any Business Day, by the Holder thereof during the Exercise Period applicable to such Warrant. Any exercise of a Warrant shall be effected by:

(i)    delivery to the Warrant Agent at the office of the Warrant Agent, or, if applicable, at the office of its successor as Warrant Agent, of: (A) the Warrant Certificate evidencing the Warrant and (B) a written notice in the form attached as Exhibit B hereto (the “Exercise Notice”), properly completed and executed, stating that such Holder elects to exercise the Warrants in accordance with the provisions of this Section 3, specifying the name or names in which such Holder wishes the certificate or certificates for shares of Common Stock to be issued and making the appropriate securities law representation contained therein; and

(ii)    payment of the Exercise Price for the shares of Common Stock issuable upon exercise of such Warrants. Such Exercise Price shall be payable (A) by a certified or official bank check payable to the order of the Company (or such other method as may be mutually agreed by the Warrant Agent and the exercising Holder) or (B) by the surrender (which surrender shall be evidenced by cancellation of the number of Warrants represented by any Warrant certificate presented in connection with a Cashless Exercise (as defined below)) of a Warrant or Warrants (represented by one or more relevant Warrant certificates), and without the payment of the Exercise Price in cash, in return for the delivery to the surrendering Holder of that number of shares of Common Stock (or, in the Company’s sole discretion, cash in lieu thereof) equal to (I) the number of shares of Common Stock for which such Warrant is exercisable as of the date of exercise (assuming the Exercise Price were being paid in cash or certified or official bank check) reduced by (II) that number of shares of Common Stock equal to the quotient obtained by dividing (x) the aggregate Exercise Price to be paid in respect of such shares of Common Stock by (y) the Market Price of one share of Common Stock on the Business Day preceding the day of exercise of the Warrant. An exercise of a Warrant in accordance with clause (B) is herein referred to as a “Cashless Exercise.” The documentation and consideration, if any, delivered in accordance with this Section 3(a) are collectively referred to herein as the “Warrant Exercise Documentation.”

(b)    As promptly as practicable, and in any event within five Business Days after receipt of the Warrant Exercise Documentation, the Company shall:

(i)    deliver or cause to be delivered either (a) the number of validly issued, fully paid and non-assessable shares of Common Stock properly specified in the Warrant Exercise Documentation in certificated form (a “Share Settlement”), which shall bear a legend, that such shares of Common Stock have not been registered under the Securities Act, (b) an amount of cash, payable by wire transfer of immediately available funds to the account of the applicable Holder as specified in the Exercise Notice (a “Cash Settlement”), equal to (x) the Market Price of one share of Common Stock on the Business Day which next precedes the day of exercise of the Warrant multiplied by (y) the number of shares of Common Stock properly specified in the Warrant Exercise Documentation, reduced by the aggregate Exercise Price if not yet paid by the Holder pursuant to Section 3(a) or (c) a mix of a Share Settlement and Cash Settlement in proportions determined by the Company in its sole discretion (a “Mixed Settlement”); provided, that the Company shall determine in its sole discretion whether to consummate a Share Settlement, Cash Settlement or Mixed Settlement;

(ii)    if applicable, deliver or caused to be delivered cash in lieu of any fraction of a share of Common Stock, as hereinafter provided; and

(iii)    if less than the full number of Warrants evidenced by a Warrant Certificate are being exercised, deliver or cause to be delivered (and the Warrant Agent shall so deliver or cause to be delivered at the request of the Company) a new Warrant Certificate(s), of like tenor, for the number of Warrants evidenced by such Warrant Certificate, less the number of Warrants then being exercised.

(c)    An exercise shall be deemed to have been made at the close of business on the date of delivery of the Warrant Exercise Documentation so that, to the extent permitted by applicable law, the Person entitled to receive shares of Common Stock upon such exercise shall be treated for all purposes as having become the Holder of such shares of Common Stock at such time. A surrender of a Warrant Certificate for exercise during any period while the transfer books of the Company are closed (but not for any period in excess of five Business Days) shall become effective for exercise immediately upon the reopening of such books, as if the exercise had been made on the date such Warrant Certificate was surrendered and for the number of shares of Common Stock specified in the Warrant Exercise Documentation and at the Exercise Price.

(d)    The Company shall pay all expenses in connection with, and all taxes and other governmental charges (other than income taxes of the Holder) that may be imposed in respect of, the issue or delivery of any shares of Common Stock issuable upon the exercise of Warrants. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock in any name other than that of the Holder of the Warrants as recorded in the Warrant Register.

(e)    Notwithstanding any provision of this Agreement to the contrary (including Section 11(c)), in the event a Warrant is outstanding as of the Expiration Date, then such Warrant will be deemed exercised by a Cashless Exercise pursuant to Section (a)(ii)(B) as of the Business Day preceding the Expiration Date.

(f)    In connection with the exercise of any Warrants (including pursuant to a Cashless Exercise), no fractions of shares of Common Stock shall be issued, but in lieu thereof the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Market Price of a share of Common Stock on the Business Day preceding the day of exercise. If more than one such Warrant shall be exercised by the Holder thereof at the same time, the number of full shares of Common Stock issuable on such exercise shall be computed on the basis of the total number of Warrants so exercised.

Section 4.    Adjustments.

(a)    Adjustment of Number Issuable. The number of shares of Common Stock issuable upon the valid exercise of a Warrant (without giving effect to the provisions of Section 11(c), the “Number Issuable”) shall be subject to adjustment from time to time as follows:

(i)    In the event the Company shall at any time or from time to time after the Issue Date:

            (A)    pay a dividend or make a distribution of Equity Securities on the outstanding shares of Common Stock of the Company (or repurchase any shares of Common Stock for greater than Market Price, excluding any Open Market Repurchase);

            (B)    forward split or subdivide (or any similar transaction) the outstanding shares of Common Stock into a larger number of shares; or

            (C)    reverse split or combine (or any similar transaction) the outstanding shares of Common Stock into a smaller number of shares;

then, and in each such case (A) through (C), the Number Issuable in effect immediately prior to such event shall be adjusted so that the Holder of any Warrant thereafter exercised shall be entitled to receive the number of shares of Common Stock or other securities of the Company which such Holder would have owned or had been entitled to receive upon or by reason of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event. An adjustment made pursuant to this Section 4(a)(i) shall become effective retroactively (x) in the event of any such dividend, distribution or share repurchase, immediately prior to the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend, distribution or repurchase, or (y) in the event of any such split, subdivision, combination or reclassification, immediately prior to the close of business on the date upon which such corporate action becomes effective. For the avoidance of doubt, no adjustment shall be made pursuant to this Section 4(a)(i) for dividends or distributions of cash or property other than Equity Securities of the Company.

(ii)    Notwithstanding anything to the contrary contained in this Section 4(a), the Company shall be entitled to make such upward adjustments in the Number Issuable, in addition to those otherwise required by this Section 4(a), as the Board in its discretion shall determine to be advisable in order that any stock dividend, split, subdivision or combination of shares, distribution of rights or warrants to purchase shares, stock or securities or distribution of securities convertible into or exchangeable for shares of Common Stock hereafter made the Company to its stockholders shall not be taxable; provided, however, that any such adjustment shall treat all holders of Warrants with similar protections on an equal basis.

(b)    Reorganization, Reclassification. Consolidation. Merger or Sale of Assets. In the event of any capital reorganization or reclassification or other change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination), or in the event of any exchange, stock sale, consolidation or merger or other similar transaction involving the Company (other than a consolidation or merger in which the Company is the resulting or surviving person and which does not result in any reclassification, conversion, exchange, extinguishment, cancellation or other change of outstanding Common Stock), or in case of any sale or other disposition to another Person of all or substantially all of the assets of the Company, other than a sale/leaseback, mortgage or other similar financing transaction (any of the foregoing, a “Transaction”), in each case excluding a Specified Change of Control, which is the subject of Section 5, the Company, and/or such successor or purchasing Person, as the case may be, shall make appropriate arrangements to provide that each Holder of a Warrant outstanding immediately prior to the consummation of the Transaction shall have the right thereafter to receive in connection with the consummation of such Transaction, in lieu of the Common Stock underlying the Warrant, the kind and amount of shares, stock or other securities (of the Company or another issuer) or property or cash receivable upon such Transaction by a holder of the number of shares of Common Stock for which such Warrant could have been exercised immediately prior to such Transaction.

(c)    Other One-Time Adjustments.

In the event the Company shall at any time or from time to time after the Issue Date issue, or in accordance with Section 4(d) is deemed to have issued, shares of Common Stock or equivalents (a “Reduced Price Issuance”), other than in an Excluded Issuance, at a price (such price, the “Reduced Price”) that is less than both (x) 80% of the 20-day VWAP of the Company’s Common Stock (determined as of the public announcement of the Reduced Price Issuance, or if there is no public announcement of the Reduced Price Issuance prior to entering into a definitive agreement with respect to such Reduced Price issuance, the date of a binding agreement regarding the Reduced Price Issuance (the “Measurement Date”)) and (y) $4.00 per share, then the Number Issuable of each Warrant after such Reduced Price Issuance shall be determined in accordance with the following formula:

where:

W'	=	the adjusted Number Issuable.

W	=	the Number Issuable on the Measurement Date.

O	=	the number of shares of Common Stock outstanding immediately prior to the Measurement Date (measured on a Fully Diluted Basis).

N	=	the number of shares of Common Stock issued (or deemed to be issued) in a Reduced-Price Issuance plus, as it relates to Equity Securities outstanding prior to the Reduced-Price Issuance, the increase in the number of Fully Diluted shares of Common Stock (on an as-converted basis) as a result of the Reduced-Price Issuance.

R	=	the Reduced Price.

M	=	the price that is the lesser of (x) the Market Price on the Measurement Date and (y) $4.00.

Such adjustment shall become effective immediately after the consummation of such Reduced Price Issuance.

(d)    Treatment of Derivative Securities. In the event the Company shall at any time or from time to time after the Issue Date issue any Derivative Securities, other than in an Excluded Issuance, at a price per share (which shall be obtained by dividing (i) the sum of (x) the total amount, if any, received or receivable by the Company as consideration for the issuance of such Derivative Securities, plus (y) the aggregate amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange of all such Derivative Securities, by (ii) the total number of shares of Common Stock issuable upon the conversion or exchange of all such Derivative Securities) that is less than both (x) 80% of the 20-day VWAP of the Company’s Common Stock (determined as of the public announcement of such issuance, or if there is no public announcement of the such issuance prior to entering into a definitive agreement with respect to such issuance, the date of a binding agreement regarding such issuance) and (y) $4.00 per share, then the total number of shares of Common Stock issuable upon exercise, conversion or exchange of the total amount of such Derivative Securities shall be deemed to have been issued as of the date of issuance of such Derivative Securities (and thereafter shall be deemed to be outstanding for purposes of adjusting the Number Issuable pursuant to Section 4(c)), at a price per share equal to the quotient obtained by dividing (i) the sum of (x) the total amount, if any, received or receivable by the Company as consideration for the issuance of such Derivative Securities, plus (y) the aggregate amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange of all such Derivative Securities, by (ii) the total number of shares of Common Stock issuable upon the conversion or exchange of all such Derivative Securities. No further adjustment of the Number Issuable shall be made upon the actual issuance of Common Stock upon exercise, conversion or exchange of such Derivative Securities for which adjustments of the Number Issuable have been made pursuant to this Section 4(d).

(e)    Treatment of Expired or Terminated Equity Securities. Upon the expiration or termination of any unexercised, unconverted or unexchanged Equity Security (or portion thereof) for which any adjustment was made pursuant to this Section 4, the Number Issuable upon exercise of this Warrant shall forthwith be changed pursuant to the provisions of this Section 4 to the Number Issuable which would have been in effect at the time of such expiration or termination had such unexercised, unconverted or unexchanged Equity Security (or portion thereof), to the extent outstanding immediately prior to such expiration or termination, never been issued.

(f)    Exclusions to Adjustments. Notwithstanding anything to the contrary contained in this Agreement, no adjustment to the Number Issuable shall be made pursuant to this Section 4 in the event of any Excluded Issuance.

Section 5.    Specified Change of Control. Notwithstanding anything to the contrary contained in this Agreement (including Section 11(c)(ii)), in the event of any Specified Change of Control, each Holder of a Warrant outstanding immediately prior to the consummation of the Specified Change of Control shall have the right to exercise such Warrant and receive, in lieu of the Common Stock immediately theretofore acquirable, the kind and amount of shares, stock or other securities (of the Company or another issuer) or property or cash receivable upon such Specified Change of Control by a holder of the number of shares of Common Stock for which such Warrant was exercisable immediately prior to such Specified Change of Control. In the event the Holder of a Warrant outstanding immediately prior to a Specified Change of Control does not exercise such Warrant, then such Warrant will be deemed exercised in full (notwithstanding Section 11(c)(ii)) by a Cashless Exercise pursuant to Section (a)(ii)(B) as of immediately prior to a Specified Change of Control.

Section 6.    No Redemptions. The Company shall not have any right to redeem any of the Warrants evidenced hereby.

Section 7.    Certain Covenants.

(a)    Authorized Shares. The Company covenants and agrees that all shares of capital stock of the Company which may be issued upon the exercise of the Warrants will be duly authorized, validly issued and fully paid and non-assessable upon issuance and will be free and clear of all liens. The Company shall at all times reserve and keep available solely for issuance upon the exercise of the Warrants, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the exercise of all outstanding Warrants, and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the exercise of all outstanding Warrants.

(b)    Certificate as to Adjustments. The Company shall deliver to the Warrant Agent and each of the Holders (x) at least five Business Days prior to the consummation of any transaction which the Company determines results in an increase or decrease in the Number Issuable or Exercise Price pursuant to Section 4 or (y) promptly following a request by the Holders of a majority of the Warrants then outstanding in the event such Holders believe that a transaction should result in an increase or decrease in the Number Issuable or Exercise Price pursuant to Section 4, the a notice thereof, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Number Issuable after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed to each of the Holders. The Holders of a majority of the then-outstanding Warrants shall be entitled to object to the calculations contained in such certificate, and the Company and such Holders shall attempt to settle any disputes regarding such calculations. Within ten days following the occurrence of any event requiring an adjustment pursuant to Section 4, the Company shall instruct the Warrant Agent, and in accordance with such instructions the Warrant Agent shall issue each Holder a new Warrant Certificate reflecting the required adjustment(s) to the Warrant, promptly (but in any event within five days) following, and subject only to, the permanent surrender by the Holder of the Warrant Certificate for which such new Warrant Certificate relates.

(c)    No Impairment. The Company will not amend or modify any provision of the Certificate of Incorporation or by-laws of the Company in any manner that would adversely affect in any way the ability of the Company to validly and legally issue fully paid and non-assessable shares of Common Stock, free and clear from all mortgage, deed of trust, hypothecation, lien, pledge, encumbrance, charge, security interest, judgment lien, easement, servitude or, in each case, any other similar encumbrance (other than as provided herein and restrictions created by a Holder).

Section 8.    Dividends and Distributions. In the event the Company declares a dividend or distribution, whether payable in cash or other property (but excluding any Equity Securities for which an adjustment is made pursuant to Section 4), that would be distributed to such Holder if such Holder’s Warrants had been converted in full into Common Stock immediately prior to the close of business on the record date for the determination of the stockholders entitled to receive such dividend or distribution, the Company shall set aside and reserve for the benefit of such Holder an amount of cash or other property, as applicable, that would have been distributed to such Holder, and such amounts shall be distributed to such Holder upon the exercise of such Holder’s Warrants.

Section 9.    Preemptive Rights.

(a)    Preemptive Right on New Securities. From and after the date hereof until the earlier of the termination of this Agreement or the Expiration Date, the Company will not issue or sell any New Securities, except in an Excluded Issuance, without first complying with this Section 9. The Company hereby grants to each Holder the preemptive right to purchase its pro rata share of any New Securities that the Company may, from time to time, propose to sell or issue; provided, that, no Holder may exercise its preemptive right to increase its Beneficial Ownership of Common Stock above 9.95%. A Holder’s “pro rata share” for purposes of this Section 9 is the number of shares of Common Stock into which such Holder’s outstanding Warrants are exercisable (without giving effect to the limitations on exercise set forth in Section 11(d)) as of the date the Company delivers the notice to the Holders contemplated by Section 9(b) divided by the number of outstanding shares of Common Stock of the Company (measured on a Fully Diluted Basis) as of the date the Company delivers the notice to the Holders contemplated by Section 9(b). For the avoidance of doubt, no Holder other than a Holder shall have any rights under this Section 9.

(b)    Notice to Holders. Except in connection with an Excluded Issuance, if the Company proposes to issue or sell New Securities, then it will give the Holders written notice of its intention, describing the type of New Securities and the price and terms upon which the Company proposes to issue or sell the New Securities. The Holders will have fifteen (15) Business Days from the date of receipt of any such notice to agree to purchase up to its pro rata share of the New Securities for the price and upon the terms specified in the notice from the Company described above by giving written notice to the Company stating the quantity of New Securities agreed to be purchased.

(c)    Alternate Issuance. Notwithstanding the foregoing, if the Board determines in good faith that compliance with the time period described in Section 9(b) would not be in the best interests of the Company, then, in lieu of offering any New Securities to the Holders at the time such New Securities are otherwise being issued or sold to the Holders, the Company may comply with the provisions of this Section 9 by making an offer to sell to the Holder its pro rata share of such New Securities (calculated before giving effect to the issuance of such New Securities) promptly, and in no event later than thirty days, after such issuance or sale is consummated; provided, that the Company may not consummate a Change of Control prior to complying with this section.

Section 10.    Holder Not Deemed a Stockholder. Except as specifically provided for herein (including, without limitation, Section 8), nothing contained in this Agreement shall be construed to (a) grant any Holder any rights to vote or receive dividends or be deemed the holder of shares of Common Stock of the Company for any purpose, (b) confer upon any Holder any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, or (c) impose any liabilities on a Holder to purchase any securities or as a stockholder of the Company, whether asserted by the Company or creditors of the Company, prior to the issuance of the underlying shares of Common Stock.

Section 11.    Certain Transfer and Exercise Restrictions.

(a)    Subject to Applicable Securities Laws. No Warrant shall be sold or Transferred unless either (i) such Warrant first shall have been registered under the Securities Act or any applicable U.S. state or foreign securities law, or (ii) upon reasonable request by the Warrant Agent or the Company, the Warrant Agent and/or the Company first shall have been furnished with an opinion of legal counsel, in form and substance reasonably acceptable to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act and applicable U.S. state or foreign securities law. Any transfer of a Warrant and the rights represented by the corresponding Warrant Certificate shall be effected by the surrender of such Warrant Certificate, along with the form of assignment attached as Exhibit C hereto, properly completed and executed by the Holder thereof, at the office of the Warrant Agent. Thereupon, the Warrant Agent shall issue in the name or names specified by the Holder thereof and, in the event of a partial transfer, in the name of the Holder thereof, a new Warrant Certificate or Warrant Certificates evidencing the right to purchase such number of shares of Common Stock as shall be equal to the then applicable Number Issuable.

(b)    Subject to Applicable Laws. Notwithstanding anything to the contrary, no Warrant may be Transferred or exercised unless (i) the transferor, transferee, exercising Holder or its designated recipient of Common Stock issuable on the exercise of such Warrant have completed and submitted all filings, registrations or other notifications to any Governmental Entity that may be required pursuant to applicable Law in connection with such Transfer or exercise, (ii) all necessary approvals or waivers, as the case may be, of any Governmental Entity that may be required pursuant to applicable Law in connection with such Transfer or exercise have been obtained and (iii) any waiting periods required by applicable Law for the consummation of such Transfer or exercise have expired or been terminated. For the avoidance of doubt, a Warrant may be exercised in part to the extent that such filing, registration, notification, approval, waiver or expiration or termination of any waiting period is not necessary or required.

(c)    Limitations on Exercise.

(i)    Notwithstanding anything to the contrary, no Warrant may be exercised in contravention of applicable law, including without limitation, if applicable, Section 5 of the Securities Act or any of the rules and regulations promulgated thereunder.

(ii)    Notwithstanding anything to the contrary, no Warrant may be exercised (and the Company will have no obligation to effect any exercise) if, after giving effect to the exercise, such Holder (together with such Holder’s Affiliates, and any Persons acting as a group together with such Holder or any of such Holder’s Affiliates) would then Beneficially Own in excess of 9.95% of the Common Stock of the Company.

Section 12.    Replacement of Warrants. Upon receipt of evidence satisfactory to the Company and the Warrant Agent of the loss, theft, destruction or mutilation of a Warrant Certificate and, in the event of loss, theft or destruction, upon delivery of an indemnity reasonably satisfactory to the Company and the Warrant Agent, or, in the event of mutilation, upon surrender and cancellation thereof, the Warrant Agent will issue a new warrant certificate of like tenor for a number of Warrants equal to the number of Warrants evidenced by such Warrant Certificate.

Section 13.    Governing Law. THIS AGREEMENT AND THE WARRANTS ISSUED HEREUNDER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE (WITHOUT GIVING EFFECT TO CHOICE OF LAW OR CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE).

Section 14.    Rights Inure to Holder. The Warrants evidenced by a Warrant Certificate will inure to the benefit of and be binding upon the Holder thereof and the Company and their respective successors and permitted assigns. Nothing in this Agreement shall be construed to give to any Person other than the Company and the Holder thereof any legal or equitable right, remedy or claim under a Warrant Certificate, and such Warrant Certificate shall be for the sole and exclusive benefit of the Company and such Holder. Nothing in this Agreement shall be construed to give a Holder any rights as a holder of shares of Common Stock until such time, if any, as the Warrants evidenced by its Warrant Certificate are exercised in accordance with the provisions hereof.

Section 15.    Warrant Agent.

(a)    Reliance on Company Statement. Whenever in the performance of its duties under this Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the Chief Global Operations Officer, the General Counsel or the Corporate Treasurer of the Company and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement for any action taken or suffered in good faith by it pursuant to the provisions of this Warrant Agreement.

(b)    Compensation and Indemnity.

(i)    For services rendered hereunder, the Warrant Agent shall be entitled to such compensation as shall be agreed to in writing between the Company and the Warrant Agent and the Company promises to pay such compensation and to reimburse the Warrant Agent for the out-of-pocket expenses incurred by it in connection with the services rendered by it hereunder. The provisions of this paragraph shall survive the termination of this Agreement and the resignation or removal of the Warrant Agent.

(ii)    The Company agrees to indemnify the Warrant Agent and its Affiliates and their respective employees, officers or directors for, and to hold it harmless against, any and all loss, liability, damage, claim, cost or expense, including reasonable attorneys’ fees and expenses (including the reasonable costs and expenses of defending against any claim of liability, regardless of who asserts such claim), incurred by the Warrant Agent that arises out of or in connection with its accepting appointment as, or acting as, Warrant Agent hereunder, except such losses, liabilities, damages, claims, costs or expenses as may result from the gross negligence, fraud or willful misconduct of, or material breach of this Agreement by, the Warrant Agent, its Affiliates or any of its or their officers, directors, employees, managers, agents and advisors (as determined by a court of competent jurisdiction in a final and non-appealable judgment). The Warrant Agent shall notify the Company, by letter or facsimile transmission, of a claim against the Warrant Agent or of any action commenced against the Warrant Agent, promptly after the Warrant Agent shall have received written notice thereof (to the extent not prohibited by applicable law). The failure of the Warrant Agent to so notify the Company shall not in any way relieve the Company of its obligations pursuant to this Section 15(b) except to the extent that the Company is prejudiced by such failure or delay. The provisions of this paragraph shall survive the termination of this Agreement and the resignation or removal of the Warrant Agent.

(c)    Exclusions. The Warrant Agent shall have no responsibility with respect to the validity of this Agreement or with respect to the validity or execution of any Warrant Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant Certificate; nor shall it be responsible to make any adjustments required under the provisions of Section 4 hereof (other than in reliance upon and as directed by requests by the Company to make such adjustments) or responsible for the manner, method, or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Warrant or as to whether any shares of Common Stock will when issued be valid and fully paid and nonassessable.

(d)    Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth and among other things, shall account promptly to the Company with respect to Warrants exercised and concurrently account for, and pay to the Company, all moneys received by the Warrant Agent for the purchase of shares of the Company’s Common Stock through the exercise of Warrants.

(e)    Payment of Taxes. The Company shall from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of shares of Common Stock upon the exercise of Warrants, including any stamp, transfer or similar taxes. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock in any name other than that of the Holder of the Warrants as recorded in the Warrant Register.

(f)    Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may (i) resign its duties and be discharged from all further duties and liabilities hereunder after giving 60 days’ notice in writing to the Company, or (ii) be removed by the Company (with the consent of the Holders of a majority of the then outstanding Warrants). If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by the Holder of a Warrant (who shall, with such notice, submit his, her, or its Warrant for inspection by the Company or such other evidence reasonably satisfactory to the Company), then the Company may serve as the Warrant Agent. If the Company does not agree to serve as the Warrant Agent within 10 days after such 30-day period, then (x) the Holders of a majority of the then outstanding warrants may appoint a successor Warrant Agent, or (y) the Holder of any Warrant may apply to the Supreme Court of the State of Delaware for the appointment of a successor Warrant Agent, in each case at the Company’s cost. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties, and obligations.

(g)    Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, the Company shall give written notice thereof to the predecessor Warrant Agent and the transfer agent for the Common Stock not later than the effective date of any such appointment.

(h)    Merger or Consolidation of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this Agreement without any further action by any Person.

(i)    The Warrant Agent shall not be liable for any act or omission by it unless such act or omission constitutes gross negligence, fraud or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable judgment).

(j)    Further Assurances. The Company agrees to perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

Section 16.    Amendments; Waiver. Except as otherwise provided herein, this Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company, the Warrant Agent and the Holders of a majority of the then outstanding Warrants; provided, however, that any amendment or modification to the Number Issuable, Exercise Price or other economic terms of a Warrant issued pursuant to this Agreement (other adjustments in accordance with the terms of this Agreement as in effect prior to such amendment or modification) shall require the consent of the applicable Holder. No provision hereunder may be waived other than in a written instrument executed by the waiving party; provided, however, that the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall have obtained the written consent of the Holders of a majority of the then outstanding Warrants.

Section 17.    Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

Section 18.    Counterparts. This Agreement may be executed in multiple counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument. This Agreement, to the extent signed and delivered by means of a facsimile machine or electronic delivery (i.e., by email of a PDF signature page), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or by electronic delivery as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

Section 19.    Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future applicable laws during the term thereof, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof, and the remaining provisions thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement, a legal, valid, and enforceable provision as similar in terms to the illegal, invalid, or unenforceable provision as may be possible.

Section 20.    Persons Benefitting. This Agreement shall be binding upon the Company and the Warrant Agent and shall inure to the benefit of, and the obligations created hereby shall be binding upon, the successors and assigns of each of the parties hereto and nothing in this Agreement, express or implied, is intended to or shall confer, except as otherwise provided in this Section 20, upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Each Holder, by acceptance of a Warrant Certificate, agrees to all of the terms and provisions of this Agreement applicable thereto, and each such Holder shall be deemed to be a third party beneficiary of this Agreement.

Section 21.    Entire Agreement. This Agreement constitutes the entire agreement and understanding among the parties with respect to the subject matter hereof and supersedes all prior oral and written, and all contemporaneous oral, agreements and understandings relating to the subject matter hereof.

Section 22.    Termination. This Agreement shall terminate upon the earlier of (i) one day after the end of the Exercise Period or, if and to the extent applicable, the delivery by the Company to the Holders of all shares of Common Stock and other securities or property in respect of all Warrants duly exercised during the Exercise Period and (ii) when all Warrants have been exercised upon the delivery to the Holders of all shares of Common Stock and other securities or property in respect of all Warrants duly exercised. Notwithstanding the foregoing, Section 15(b) shall survive the termination of this Agreement and the resignation or removal of the Warrant Agent.

Section 23.    Notices. All notices and other communications hereunder will be in writing and will be deemed duly given (a) on the date of delivery if delivered personally, or by facsimile or e-mail (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party), (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier service or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder will be delivered, if to the Company or the Warrant Agent, to the address set forth below, or if to any Holder, to the address set forth in the Warrant Register, or in each case pursuant to such other instructions as may be designated in writing by the party to receive such notice:

If to the Company:

MoneyGram International, Inc.

2828 N. Harwood St., 15th Floor

Dallas, Texas 75201

Attention: Aaron Henry; Robert Villaseñor

Electronic mail: ahenry@moneygram.com; rvillasenor@moneygram.com with a copy (which shall not constitute notice) to:

Vinson & Elkins LLP

2001 Ross Ave.

Suite 3900

Dallas, TX 75201

Attention: Alan Bogdanow; Chris Rowley

Phone: (214) 220-7857; (214) 220-7972

Electronic mail: abogdanow@velaw.com; crowley@velaw.com

If to the Warrant Agent:

Equiniti Trust Company

c/o EQ Shareowner Services

1110 Centre Pointe Curve, Suite 101

Mendota Heights, MN 55120-4100

Attention: Dan Loeffler

Electronic mail: Daniel.loeffler@equiniti.com

Section 24.    Definitions. For the purposes of this Agreement, the following terms shall have the meanings indicated below:

“Affiliate” means with respect to any specified Person, any other Person directly or indirectly Controlling, Controlled by or under direct or indirect common Control with such specified Person.

“Agreement” has the meaning given it in the Preamble.

“Beneficial Ownership” by a Person of any securities shall be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 adopted by the SEC under the Exchange Act. The term “Beneficially Own” shall have a correlative meaning.

“Board” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law or executive order to close.

“Cash Settlement” has the meaning given it in Section 3(b)(i).

“Cashless Exercise” has the meaning given it in Section 2.

“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company, dated June 28, 2004 (as amended, modified or supplemented from time to time).

“Change in Control” has the meaning assigned to such term in the Second Lien Credit Agreement.

“Common Stock” has the meaning given it in the Recitals.

“Company” has the meaning given it in the Preamble.

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and the policies of a Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), and the terms “Controlled by” and “Controlling” shall have correlative meanings.

“Default” has the meaning assigned to such term in the Second Lien Credit Agreement.

“Derivative Security” means any right, option, warrant or other security convertible into or exercisable for Common Stock, including, without limitation, the Company’s Series D Participating Convertible Preferred Stock.

“Equity Incentive Plan” means any compensation, severance or incentive plan for officers, employees, consultants or Directors of the Company.

“Equity Securities” means Common Stock and any Derivative Security of Common Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated from time to time thereunder.

“Excluded Issuance” means the issuance by the Company (and subsequent vesting, as applicable) of any (a) shares of Common Stock issued upon the exercise of the Warrants, (b) stock options issued to employees, consultants or non-employee directors pursuant to any Equity Incentive Plan, so long as the exercise price in respect of any such options is not less than the Market Price of the Company’s Common Stock as of the date such option is granted, (c) shares of Common Stock issued upon the conversion or exercise of stock options, or (d) restricted stock units or restricted shares issued to employees, consultants or non-employee directors pursuant to any Equity Incentive Plan.

“Exercise Price” is equal to $0.01 per share.

“Exercise Period” means, with respect to any Warrant, upon the occurrence of a Trigger Event (subject to the proviso at the end of the definition thereof) and on or before the Expiration Date.

“Expiration Date” means the earlier to occur of (i) 5:00 p.m., New York City time, on June 26, 2029 and (ii) the effectiveness of a Specified Change of Control in which such Holder receives consideration in accordance with Section 5.

“Fair Market Value” means the amount which a willing buyer, under no compulsion to buy, would pay a willing seller, under no compulsion to sell, in an arm’s-length transaction but in all events without application of any minority, illiquidity, transfer or voting restriction, or similar discounts or reductions.

“Fully Diluted Basis” means the fully diluted Common Stock and equivalents of the Company calculated of the date of such determination in accordance with GAAP and assuming the exercise or conversion of the Company’s Series D Participating Convertible Preferred Stock.

“GAAP” means United States generally accepted accounting principles.

“Governmental Entity” means any U.S. or non-U.S. federal, national, supranational, state, provincial, local or similar government, governmental, regulatory or administrative authority, branch, agency or commission or any court, tribunal, or arbitral or judicial body.

“Holder” has the meaning given it in Section 2(c)(ii).

“Issue Date” means June 26, 2019.

“Law” means any statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or order of any Governmental Entity.

“Market Price” means, with respect to any particular measurement date, (a) the closing price of a share of Common Stock as reported on the Principal Market for the Trading Day immediately preceding such measurement date or (b) if, the foregoing clause (a) is not applicable because the Common Stock is not listed on a Principal Market, the Fair Market Value of a share of Common Stock determined by a third party valuation firm mutually acceptable to the Company and a majority of the Holders of the then-outstanding Warrants.

“Mixed Settlement” has the meaning given it in Section 3(b)(i).

“NASDAQ” means the Nasdaq Stock Market.

“New Securities” means any Equity Securities issued by the Company after the date hereof, including any Equity Securities issuable pursuant to a rights offering with respect to Equity Securities that is not offered to the Holders of Warrants.

“Number Issuable” with respect to a Warrant has the meaning given it in Section 4(a).

“NYSE” means the New York Stock Exchange LLC.

“Open Market Repurchase” means any repurchase in the ordinary course of shares of Common Stock by the Company pursuant to an open-market share repurchase program.

“Person” means any individual, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

“Principal Market” means any of the national exchanges (i.e. NASDAQ, NYSE, NYSE MKT LLC), principal quotation systems (i.e. OTCQX, OTCQB, Pink (OTC Pink)) or other principal exchange or recognized quotation system which is at the time the principal trading platform or market for the Common Stock, which the parties acknowledge as of the date of this Agreement is the NASDAQ.

“Reduced Price” has the meaning given it in Section 4(c).

“Reduced Price Issuance” has the meaning given it in Section 4(c).

“Regulation D” means Regulation D promulgated under the Securities Act.

“Required Consents” means the material filings, registrations, notifications, approvals, waivers or expiration or termination of any waiting periods that are necessary or required, as set forth in Section 11(b).

“Second Lien Credit Agreement” means that certain Second Lien Credit Agreement, dated June 26, 2019, by and among the Company, Bank of America, N.A., as administrative and collateral agent, and the lenders from time to time party thereto.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated from time to time thereunder.

“Share Settlement” has the meaning given it in Section 3(b)(i).

“Specified Change of Control” means a Change in Control in which the Warrants are not assumed or exchanged by the acquiror.

“Subsidiary” means, with respect to any Person (herein referred to as the “parent”) (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, or (b) that is, at the time any determination is made, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Trading Day” means any day on which the Common Stock is listed or quoted and traded on its Principal Market.

“Transaction” has the meaning given it in Section 4(b).

“Transfer” means any voluntary or involuntary attempt to, directly or indirectly through the transfer of interests in controlled Affiliates or otherwise, sell, assign, transfer, grant a participation in, pledge or otherwise dispose of any Warrants, or the consummation of any such transaction, or taking a pledge of, any of the Warrants. The term “Transferred” shall have a correlative meaning.

“Transfer Agent” has the meaning given it in Section 2.

“Trigger Event” means (a) immediately prior to a Change in Control, (b) the repayment in full of all amounts outstanding under the Second Lien Credit Agreement, (c) the Maturity Date (as defined in the Second Lien Credit Agreement) or (d) the occurrence and continuance of a Default; provided, that, clause (d) shall only constitute a Trigger Event during the continuance of a Default.

“VWAP” per share of Common Stock for any specified period of determination shall mean the per share volume-weighted average Market Price over such period.

“Warrant” means a Warrant in substantially the form attached as Exhibit A hereto.

“Warrant Agent” has the meaning given it in the Preamble.

“Warrant Certificate” has the meaning given it in Section 2(a).

“Warrant Exercise Documentation” has the meaning given it in Section 2.

*    *    *    *    *

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first written above.

MONEYGRAM INTERNATIONAL, INC.

By:	/s/ John L. McWilliams, IV
Name: John L. McWilliams, IV Title: Corporate Treasurer

EQUINITI TRUST COMPANY, as Warrant Agent

By:	/s/ Martin Knapp
Name: Martin Knapp Title: Vice President

SIGNATURE PAGE TO WARRANT AGREEMENT

EXHIBIT A

FORM OF WARRANT

SPECIMEN WARRANT CERTIFICATE

THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO 5:00 P.M.

NEW YORK CITY TIME, JUNE 26, 2029

THIS WARRANT AND THE SECURITIES TO BE ISSUED UPON ITS EXERCISE ARE SUBJECT TO THE PROVISIONS OF A WARRANT AGREEMENT, DATED AS OF JUNE 26, 2019, AS MAY BE AMENDED FROM TIME TO TIME, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER AND EXERCISE SET FORTH THEREIN. A COPY OF THE WARRANT AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF MONEYGRAM INTERNATIONAL, INC. (THE “COMPANY”).

THIS WARRANT AND THE SECURITIES TO BE ISSUED UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR UNDER ANY U.S. STATE OR FOREIGN SECURITIES LAWS, IN RELIANCE UPON APPLICABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND SUCH STATE AND FOREIGN SECURITIES LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE IN CONTRAVENTION OF THE 1933 ACT OR ANY U.S. STATE OR FOREIGN SECURITIES LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE (INCLUDING THE SECURITIES TO BE ISSUED UPON THE EXERCISE OF THIS WARRANT) MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE 1933 ACT AND ANY APPLICABLE U.S. STATE OR FOREIGN SECURITIES LAWS, OR THE HOLDER HEREOF PROVIDES EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY (WHICH, IN THE DISCRETION OF THE COMPANY, MAY INCLUDE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY) THAT NO SUCH REGISTRATION IS REQUIRED.

WARRANT TO PURCHASE COMMON STOCK

Company:	MoneyGram International, Inc.

Number of Shares:	[_____]

Class of Stock:	Common stock of the Company, par value $0.01 per share (the “Common Stock”)

Exercise Price:	$0.01 per share

Issue Date:	[June [26], 2019]

Expiration Date:	The earlier to occur of (i) 5:00 p.m., New York City time, on June [26], 2029 and (ii) the effectiveness of a Specified Change of Control in which such Holder receives consideration in accordance with Section 5 of the Warrant Agreement.

1

THIS CERTIFIES THAT, for value received [●] is entitled to purchase from the Company, until 5:00 p.m. New York City time on the Expiration Date, the number of fully paid and nonassessable shares of the Common Stock (the “Warrant Shares”) at the Exercise Price, subject to the provisions and upon the terms and conditions set forth in this Warrant and in the Warrant Agreement, dated as of June 26, 2019, by and between the Company and the Warrant Agent, as in effect from time to time (the “Warrant Agreement”).

Payment of the Exercise Price may be made, at the option of the holder of the Warrant and subject to conditions set forth herein and in the Warrant Agreement, by the following methods (or any combination thereof): (1) by a certified or official bank check payable to the order of the Company; or (2) by means of a cashless exercise pursuant to Section (a)(ii)(B) of the Warrant Agreement. The Warrant Agreement provides that upon the occurrence of certain events the number of shares of Common Stock that may be purchased under this Warrant may be adjusted under certain conditions.

No fraction of a share of Common Stock will be issued upon any exercise of a Warrant. If, upon exercise of a Warrant, a holder would be entitled to receive a fractional interest in a share of Common Stock, the Company shall round down to the nearest whole number the number of shares of Common Stock to be issued to the Warrant holder and pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Market Price of a share of Common Stock on the Business Day preceding the day of exercise.

Upon any exercise of the Warrant for less than the total number of full shares of Common Stock provided for in this Warrant, there shall be issued to the registered holder (or such holder’s assignee) a new Warrant Certificate bearing the same restrictive legends, if any, covering the number of shares of Common Stock for which the Warrant has not been exercised.

Warrant Certificates, when surrendered at the office or agency of the Warrant Agent by the registered holder hereof in person or by attorney duly authorized in writing, may be exchanged in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants.

Upon due presentment for registration of transfer of the Warrant Certificate at the office or agency of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any applicable tax or other government charge.

The Company and the Warrant Agent may deem and treat the registered holder as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the registered holder, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

Except as set forth in the Warrant Agreement, this Warrant does not entitle the registered holder to any of the rights of a stockholder of the Company.

Capitalized terms used herein but not defined shall have the meaning set forth in the Warrant Agreement.

*    *    *    *    *

2

MONEYGRAM INTERNATIONAL, INC.

By:

Name:	Name:

Title:	Title:

DATED:

Countersigned

EQUINITI TRUST COMPANY, as Warrant Agent

By:
Authorized Signatory

SIGNATURE PAGE TO WARRANT OF MONEYGRAM INTERNATIONAL, INC.

EXHIBIT B

EXERCISE NOTICE

TO BE EXECUTED BY THE HOLDER

TO EXERCISE WARRANTS

The undersigned holder hereby exercises the right to purchase [___] shares of common stock, par value $0.01 per share (“Warrant Shares”), of MONEYGRAM INTERNATIONAL, INC., a Delaware corporation (the “Company”), evidenced by the attached Warrant Certificate (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Warrant Agreement (the “Agreement”), dated as of June 26, 2019, by and between the Company and EQUINITI TRUST COMPANY, as Warrant Agent, as in effect from time to time.

1.	Payment of Exercise Price (check applicable box).

[ ] payment in the sum of $ is enclosed in accordance with the terms of the Warrant.

[ ] Holder hereby elects to make the payment for the Warrant Shares in accordance with Section (a)(ii)(B) of the Agreement.

2.	Confirmation. The undersigned hereby represents and warrants that the Required Consents have been made or obtained, as applicable.

3.	Delivery of Warrant Shares or Cash.

(i)

In the event the Company elects to settle the exercise by Share Settlement or Mixed Settlement, the Company shall deliver the Warrant Shares (or, in the case of a Mixed Settlement, the proportion of Warrant Shares that will be settled by Share Settlement) in the name of the undersigned or in such other name as is specified below in accordance with Section 3(b) of the Agreement at the following address:

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to

(ii)

In the event the Company elects to settle the exercise by Cash Settlement or Mixed Settlement, the Company shall make a wire transfer of immediately available funds for the Warrant Shares (or, in the case of a Mixed Settlement, the proportion of Warrant Shares that will be settled by Cash Settlement) to Holder in accordance with the wire instructions specified below:

Name of Bank:

City/State of Bank:

ABA Number of Bank:

Name of Account:

Account Number at Bank:

and, in the case of either clause (i) and (ii) above, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate bearing the same restrictive legends, if any, for the balance of such Warrants be registered in the name of, and delivered to, the registered holder at the address stated below its signature.

4. Representations	and Warranties.

(i)	The undersigned hereby certifies:

[CHECK A OR B, AS APPLICABLE]

☐    A. that it is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended;

[OR]

☐    B. enclosed herewith is an opinion of counsel to the effect that the Warrant and the securities delivered upon exercise thereof either (i) have been registered under the Securities Act or (ii) are exempt from registration thereunder.

*    *    *    *    *

Dated:
(SIGNATURE)

(ADDRESS)

(TAX IDENTIFICATION NUMBER)

ACKNOWLEDGMENT

The Company hereby acknowledges receipt of this Exercise Notice and hereby undertakes, in accordance with Section 3(b) of the Agreement, to issue the above indicated number of shares of Common Stock or cash in lieu thereof upon satisfactory receipt of the Warrant Exercise Documentation and the restrictions on exercise and transfer set forth in the Agreement (including as referenced therein the restrictions on exercise and transfer set forth in Warrant Agreement and in the Company’s organizational documents as in effect from time to time), in the name and to the address set forth above by the exercising holder.

MONEYGRAM INTERNATIONAL, INC.

By:
Name: Title:

EXHIBIT C

ASSIGNMENT

To be Executed by the Holder in Order to Assign Warrants

For Value Received, __________ hereby sells, assigns and transfers unto

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to
(PLEASE PRINT OR TYPE NAME AND ADDRESS)

__________ of the Warrants represented by this Warrant Certificate and does hereby irrevocably constitute and appoint __________ Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

By signing below, the transferring holder hereby represents and warrants to the Company that such holder is making this transfer in accordance with, and subject to the terms, conditions and restrictions set forth in, the Warrant Agreement (including, without limitation, Section 11 therein) and the Company’s organizational documents as in effect from time to time (collectively, the “Transfer Restrictions”).

Without limiting the Transfer Restrictions, the transferring holder hereby certifies:

[CHECK A OR B, AS APPLICABLE]

☐    A. that the transferee is an “accredited investor” (as such term is defined under Rule 501(a) of Regulation D under the Securities Act) and the transfer will be exempt from registration under applicable federal and State securities law.

[OR]

☐    B. enclosed herewith is an opinion of counsel to the effect that either (i) the Warrant has been registered under the Securities Act or (ii) the proposed transfer is exempt from registration thereunder.

Notwithstanding the foregoing certification, in accordance with Section 11 of the Warrant Agreement, prior to permitting or giving effect to the transfer, the Company and/or the Warrant Agent may require the transferring parties to furnish an opinion of legal counsel, reasonably satisfactory to the Company and/or the Warrant Agent, to the effect that the sale or transfer is exempt from the registration requirements of the Securities Act and applicable U.S. state or foreign securities law.

Furthermore, by signing below, the transferring holder hereby agrees and acknowledges that no sale, assignment or transfer of the Warrants shall be effective except to the extent such sale, assignment or transfer complies fully with the Transfer Restrictions.

Dated:
(SIGNATURE)

THE SIGNATURE TO THE ASSIGNMENT MUST CORRESPOND TO THE NAME WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER AND MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO S.E.C. RULE 17 Ad — 15).

APPENDIX I

Holder’s Contact Information

Name: ___________________________________________

Address: _________________________________________

City, State, Zip: ____________________________________

Telephone Number: _________________________________

Facsimile Number: __________________________________

E-mail Address: _____________________________________